Provident New York Bancorp Announces Third Quarter 2012 Earnings of $0.17 per Diluted Share

MONTEBELLO, NY -- (Marketwire - July 23, 2012) - Provident New York Bancorp (NYSE: PBNY), the parent company of Provident Bank, today announced third fiscal quarter results for the period ended June 30, 2012. Net income for the quarter was $6.2 million, or $0.17 per diluted share, compared to net income of $1.9 million, or $0.05 per diluted share for same quarter last year and $5.7 million, or $0.15 per diluted share for the linked quarter ended March 31, 2012.

President's Comments
Jack Kopnisky, President and CEO, commented: "In the third fiscal quarter, we continued to see the impact of our growth strategy in all areas of the Bank as a result of our focus on strong, consistent execution. This focus has resulted in historically high loan growth, which generated $206.2 million in total loan originations during the third quarter; of which a record $107 million were originated and funded during the month of June 2012. We have been able to accomplish this growth while maintaining strong credit underwriting standards, and increasing our net interest margin to 3.59% at June 30, 2012 from 3.57% in the previous quarter. Commercial loans balances have grown 29.1%, excluding ADC, and deposits are up 11.2% year over year as a result of our team based strategy in our legacy and New York City markets.

We continue to see strong earnings, bolstered by our strategy and the efficiencies that we have been able to gain over the last 9 months. Earnings for the quarter ending June 30, 2012, of $0.17 cents per diluted share, represents an increase of 240% over the $0.5 cents per diluted share reported for the same quarter last year. Year to date earnings of $17.6 million at June 30, 2012, represents a 44.1% increase over the prior year amount of $12.2 million. Our efficiency ratio has also improved as of June 30, 2012, to 65.5% from 71% at June 30, 2011.

Our focused management of non-performing loans showed significant progress during the third fiscal quarter, reducing to $44.5 million at June 30, 2012 from $52 million at March 31, 2012. This represents a 14.4% decrease in non-performing loans quarter over quarter. Net charge offs as a percentage of average loans improved to 55 basis points compared to 74 basis points last quarter and 103 basis points last year. The level of criticized/classified loans was down as are delinquency levels at June 30, 2012.

We received federal regulatory approval for our acquisition of Gotham Bank in July, 2012. We expect to complete the Gotham acquisition in August 2012."

Key items for the quarter

  Total loan originations were $206.2 million compared to $166.6 million in the linked quarter.
  Non-performing loans reduced by $7.5 million from $52 million at March 31, 2012, to $44.5 million at June 30, 2012.
  Provision for loan losses were $2.3 million compared to $2.9 million for the linked quarter, and $3.6 million for the same quarter last year.
  Coverage of allowance for loan losses to non-performing loans increased to 62% for the quarter as compared to 53% in the linked quarter, while the allowance for loan losses to total loans ended the period at 1.49%.
  Net interest margin improved by 2 basis points over the linked quarter to 3.59 percent.
  Securities gains were $1.4 million, after tax.

Net Interest Income and Margin
Third quarter fiscal 2012 compared with third quarter fiscal 2011
Net interest income was $24.1 million for the third quarter of fiscal 2012, up $1.3 million from the same quarter of fiscal 2011. Reflecting the current interest rate environment, the tax-equivalent yield on investments decreased 8 basis points and loan yields were down 40 basis points compared to the third quarter fiscal 2011. As a result, the yield on interest-earning assets declined 30 basis points. The cost of deposits decreased 7 basis points to 0.22 percent, and the cost of borrowings increased by 10 basis points to 3.77 percent. The resulting net interest margin on a tax-equivalent basis was 3.59 percent for the third quarter of fiscal 2012, compared to 3.70 percent for the same period a year ago.

Third quarter fiscal 2012 compared with linked quarter ended March 31, 2012
Net interest income for the quarter ended June 30, 2012 increased compared to the linked quarter ended March 31, 2012 by $177,000. The tax-equivalent net interest margin increased to 3.59% from 3.57% in the linked quarter. Overall, loan yields remained above 5% throughout the quarter, while investment yields held steady at approximately 2.8%. Deposit costs increased by 1 basis point, while borrowings increased by a modest amount -- albeit at a lower borrowing volume, neither of which had a significant impact on the margin.

Noninterest Income
Third quarter fiscal 2012 compared with third quarter fiscal 2011
Noninterest income totaled $8.0 million for the third quarter, an increase of $2.8 million over the third quarter of fiscal 2011. The primary driver of the increase was higher gains on sales of securities of $1.9 million and higher gains on sales of loans of $569,000.

Third quarter fiscal 2012 compared with linked quarter ended March 31, 2012
Noninterest income was stable on a linked quarter basis.

Noninterest Expense
Third quarter fiscal 2012 compared with third quarter fiscal 2011
Noninterest expense decreased $1.5 million, when compared to the third quarter fiscal 2011, mostly due to charges incurred during the third quarter of fiscal 2011 related to the change in our CEO. The third fiscal quarter of 2012 also included $451,000 of merger related expenses.

Third quarter fiscal 2012 compared with the linked quarter ended March 31, 2012
On a linked quarter basis, noninterest expense decreased $128,000. Compensation and benefits decreased due to a true up in accruals for the incentive compensation plan. Increases of $152,000 were seen in one-time expenses related to Gotham acquisition, totaling approximately $997,000 year to date.

Income Taxes
The Company recorded income tax expense for the third fiscal quarter of 2012 at an effective tax rate of 27.7 percent compared to (10.7) percent for the same period in fiscal 2011. The difference is primarily due to an increased write-off of credits in 2011, as well as larger tax-exempt municipal security interest relative to pre-tax income for fiscal 2011.

Credit Quality
Nonperforming loans decreased to $44.5 million at June 30, 2012 from $52.0 million at March 31, 2012. This improvement came primarily from returning one ADC relationship to performing status based on payment performance. Net charge-offs for the quarter ended June 30, 2012 were $2.5 million compared to $3.3 million for the linked quarter and $4.3 million for the third quarter of fiscal 2011. Charge-offs resulted primarily from write-downs of residential and commercial real estate in the process of foreclosure. The provision was $2.3 million for the current quarter, resulting in an allowance for loan losses of $27.6 million, or 62 percent of non-performing loans at June 30, 2012. This compares to 53 percent at March 31, 2012 and 61 percent at June 30, 2011. The provision was less than charge-offs as all of the charge-offs were previously considered in our allowance for loan loss methodologies and processes. Substandard loans decreased $2.1 million during the third fiscal quarter due to improvement in a number of loans which were ultimately upgraded. Special mention loans remained flat.

Key Balance Sheet Changes

  The balance sheet decreased $60.8 million or 1.9 percent compared to March 31, 2012 due primarily to decreases in investment securities of $142.1 million, partially offset by an increase in gross loans of $51.9 million.
  Deposits increased $74.2 million compared to March 31, 2012, excluding municipal and wholesale deposits, with the majority coming from transaction and money market accounts. Wholesale deposits were $50.4 million and $34.1 million at June 30, 2012 and March 31, 2012, respectively.
  Total loan originations during third quarter fiscal 2012 were $206.2 million compared to $166.6 million in the linked quarter. Commercial real estate balances including multi-family loans increased by $52.1 million or 6.1% over March 31, 2012 levels, more than offsetting declines in other categories.
  Securities decreased $142.1 million over March 31, 2012 levels, primarily due to purchases of $33.2 million in securities during the third fiscal quarter partially offset by sales of $82.5 million, with associated gains of $2.4 million, and $95.7 million in calls, maturities and principal pay downs.
  Foreclosed properties increased 25% over March 31, 2012 to $7.3 million at June 30, 2012, as we continue to actively manage our portfolios and move to resolution through foreclosure in a prudent and timely manner.

Capital and Liquidity
Provident Bank remained well-capitalized at June 30, 2012 with a Tier 1 Leverage ratio of approximately 8.41 percent. Tangible book value per share increased to $7.35 at June 30, 2012 from $7.25 at March 31, 2012. Total capital increased $3.4 million from March 31, 2012, to $443.1 million at June 30, 2012, due primarily to a net increase of $2.4 million in the Company's retained earnings and $698,000 in accumulated other comprehensive income.

About Provident New York Bancorp
Headquartered in Montebello, N.Y., Provident Bank, with $3.2 billion in assets, specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City marketplace through teams of dedicated and experienced relationship managers. Our franchise includes 36 Financial Centers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                    June 30,    September 30,    March 31,
                                      2012           2011          2012
                                  ------------  -------------  ------------
Assets:
Cash and due from banks           $    111,400  $     281,512  $     89,019
Total securities                       885,433        849,884     1,027,541
Loans held for sale                      5,369          4,176         1,736
Loans:
  One- to four-family residential
   mortgage loans                      357,943        389,765       366,675
  Commercial real estate,
   commercial business               1,114,764        913,279     1,053,208
  Acquisition, development and
   construction loans                  165,125        175,931       163,808
  Consumer loans                       213,195        224,824       215,421
                                  ------------  -------------  ------------
      Total loans, gross             1,851,027      1,703,799     1,799,112
  Allowance for loan losses            (27,587)       (27,917)      (27,787)
                                  ------------  -------------  ------------
      Total loans, net               1,823,440      1,675,882     1,771,325
Federal Home Loan Bank stock, at
 cost                                   18,207         17,584        17,129
Premises and equipment, net             38,877         40,886        39,162
Goodwill                               160,861        160,861       160,861
Other amortizable intangibles            3,718          4,629         4,001
Bank owned life insurance               58,506         56,967        57,987
Foreclosed properties                    7,292          5,391         5,828
Other assets                            36,937         39,630        36,282
                                  ------------  -------------  ------------
      Total assets                $  3,150,040  $   3,137,402  $  3,210,871
                                  ============  =============  ============
Liabilities:
  Deposits
    Retail                        $    167,527  $     194,299  $    167,247
    Commercial                         320,849        296,505       314,177
    Municipal                           15,936        160,422        20,339
    Personal NOW deposits              203,290        164,637       198,084
    Business NOW deposits               39,170         37,092        34,407
    Municipal NOW deposits             180,433        200,773       182,098
                                  ------------  -------------  ------------
      Total transaction accounts       927,205      1,053,728       916,352
    Savings                            476,349        429,825       479,648
    Money market deposits              673,498        509,483       698,899
    Certificates of deposit            255,039        303,659       274,089
                                  ------------  -------------  ------------
      Total deposits                 2,332,091      2,296,695     2,368,988
  Borrowings                           314,154        323,522       313,849
  Borrowings Senior Note                     -         51,499             -
  Mortgage escrow funds and other
   liabilities                          60,667         34,552        88,335
                                  ------------  -------------  ------------
      Total liabilities              2,706,912      2,706,268     2,771,172
Stockholders' equity                   443,128        431,134       439,699
                                  ------------  -------------  ------------
      Total liabilities and
       stockholders' equity       $  3,150,040  $   3,137,402  $  3,210,871
                                  ============  =============  ============

Shares of common stock
 outstanding at period end          37,899,007     37,864,008    37,899,007
Book value per share              $      11.69  $       11.39  $      11.60

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                           Three
                                           Months
                   Three Months Ended      Ended       Nine Months Ended
                        June 30,         March 31,          June 30,
                    2012        2011        2012        2012        2011
                ----------- ----------- ----------- ----------- -----------
Interest and
 dividend
 income:
 Loans and loan
  fees          $    22,312 $    22,261 $    22,153 $    66,614 $    67,505
 Securities
  taxable             4,224       3,607       4,415      12,629      10,668
 Securities
  non-taxable         1,581       1,829       1,599       4,954       5,655
 Other earning
  assets                228         237         244         727         968
                ----------- ----------- ----------- ----------- -----------
Total interest
 income              28,345      27,934      28,411      84,924      84,796
Interest
 expense:
 Deposits             1,262       1,493       1,217       3,792       4,720
 Borrowings           3,001       3,637       3,289       9,907      11,578
                ----------- ----------- ----------- ----------- -----------
Total interest
 expense              4,263       5,130       4,506      13,699      16,298
                ----------- ----------- ----------- ----------- -----------
Net interest
 income              24,082      22,804      23,905      71,225      68,498
Provision for
 loan losses          2,312       3,600       2,850       7,112       7,800
                ----------- ----------- ----------- ----------- -----------
Net interest
 income after
 provision for
 loan losses         21,770      19,204      21,055      64,113      60,698
Non-interest
 income:
 Deposit fees
  and service
  charges       $     2,816 $     2,674 $     2,706 $     8,312 $     8,085
 Net gain on
  sales of
  securities          2,412         542       2,899       7,300       5,492
 Other than
  temporary
  loss on
  securities             (6)        (27)          -         (44)        (27)
 Title
  insurance
  fees                  249         312         265         774         949
 Bank owned
  life
  insurance             518         488         502       1,538       1,535
 Gain on sale
  of loans              578           9         450       1,468         861
 Investment
  management
  fees                  802         815         800       2,367       2,347
 Fair value
  gain (loss)
  on interest
  rate caps             (14)       (259)        (40)        (57)        (27)
 Other                  624         663         389       1,468       1,681
                ----------- ----------- ----------- ----------- -----------
Total non-
 interest
 income               7,979       5,217       7,971      23,126      20,896
Non-interest
 expense:
 Compensation
  and benefits       10,845      11,122      11,395      33,165      33,533
 Stock-based
  compensation
  plans                 326         284         284         885         859
 Merger related
  expenses              451           -         299         997           -
 Restructuring
  charge(severa
  nce/branch
  relocation)             -       1,494           -           -       1,772
 Occupancy and
  office
  operations          3,388       3,423       3,409      10,498      10,815
 Advertising
  and promotion         440         855         427       1,480       2,651
 Professional
  fees                1,128       1,137       1,056       3,111       3,242
 Data and check
  processing            705         712         710       2,087       2,045
 Amortization
  of intangible
  assets                283         305         305         911       1,088
 FDIC insurance
  and
  regulatory
  assessments           782         587         743       2,253       2,274
 ATM/debit card
  expense               437         400         425       1,273       1,159
 Foreclosed
  property
  expense               428         461         412       1,045         494
 Other                1,949       1,889       1,825       5,468       5,797
                ----------- ----------- ----------- ----------- -----------
Total non-
 interest
 expense             21,162      22,669      21,290      63,173      65,729
                ----------- ----------- ----------- ----------- -----------
Income before
 income tax
 expense              8,587       1,752       7,736      24,066      15,865
Income tax
 expense              2,378        (187)      2,035       6,439       3,633
                ----------- ----------- ----------- ----------- -----------
Net income      $     6,209 $     1,939 $     5,701 $    17,627 $    12,232
                =========== =========== =========== =========== ===========
 Basic earnings
  per common
  share         $      0.17 $      0.05 $      0.15 $      0.47 $      0.33
 Diluted
  earnings per
  common share         0.17        0.05        0.15        0.47        0.33
 Dividends
  declared             0.06        0.06        0.06        0.18        0.18
Weighted
 average common
 shares:
 Basic           37,302,693  37,368,391  37,280,651  37,278,507  37,472,548
 Diluted         37,330,467  37,370,213  37,316,778  37,292,366  37,473,167

Selected Financial
 Condition Data:                        Three Months Ended
                     -------------------------------------------------------
(in thousands except
 share and per share
 data)                06/30/12   03/31/12   12/31/11   09/30/11    06/30/11
                     ---------- ---------- ---------- ----------  ----------
End of Period
Total assets         $3,150,040 $3,210,871 $3,084,166 $3,137,402  $2,976,057
Loans, gross (1)      1,851,027  1,799,112  1,775,893  1,703,799   1,685,272
Securities available
 for sale               714,200    852,717    785,462    739,844     919,805
Securities held to
 maturity               171,233    174,824    182,076    110,040      25,425
Bank owned life
 insurance               58,506     57,987     57,485     56,967      56,454
Goodwill                160,861    160,861    160,861    160,861     160,861
Other amortizable
 intangibles              3,718      4,001      4,306      4,629       4,967
Other non-earning
 assets                  83,106     80,020     78,710     85,907      88,321
Deposits              2,332,091  2,368,988  2,135,555  2,296,695   2,098,073
Borrowings              314,154    313,849    468,543    375,021     401,831
Equity                  443,128    439,699    437,682    431,134     429,037
Other comprehensive
 income related to
 investment
 securities
 reflected in
 stockholders'
 equity                  14,141     13,780     15,823     13,604       5,769
Average Balances
Total assets         $3,133,958 $3,131,854 $3,062,520 $2,978,273  $2,915,988
Loans, gross:
  Real estate-
   residential
   mortgage             360,487    374,498    385,269    398,420     384,582
  Real estate-
   commercial
   mortgage             868,963    838,935    752,325    681,165     648,371
  Real estate-
   Acquisition,
   Development &
   Construction         165,442    163,116    172,155    186,398     198,120
  Commercial and
   industrial           205,051    197,507    203,929    208,181     222,128
  Consumer loans        215,555    220,537    224,422    226,687     228,993
Loans total (1)       1,815,498  1,794,593  1,738,100  1,700,851   1,682,194
Securities (taxable)    778,782    799,753    696,293    717,893     688,445
Securities (non-
 taxable)               182,003    185,062    205,366    208,692     208,643
Total earning assets  2,797,093  2,792,042  2,715,027  2,634,941   2,580,429
Non earning assets      336,865    339,812    347,493    343,332     335,559
Non-interest bearing
 checking               483,589    503,539    500,621    486,504     464,197
Interest bearing NOW
 accounts               412,072    389,846    398,885    309,729     296,677
Total transaction
 accounts               895,661    893,385    899,506    796,233     760,874
Savings (including
 mortgage escrow
 funds)                 493,234    463,971    445,236    461,566     444,913
Money market
 deposits               697,342    654,013    577,387    504,476     529,286
Certificates of
 deposit                265,375    284,737    302,713    371,907     346,903
Total deposits and
 mortgage escrow      2,351,612  2,296,106  2,224,842  2,134,182   2,081,976
Total interest
 bearing deposits     1,868,023  1,792,567  1,724,221  1,647,678   1,617,779
Borrowings              320,237    375,766    392,785    391,391     397,531
Equity                  441,956    439,384    431,129    433,841     424,961
Selected Operating
 Data:
Condensed Tax
 Equivalent Income
 (Loss) Statement
Interest and
 dividend income     $   28,345 $   28,411 $   28,168 $   27,817  $   27,934
Tax equivalent
 adjustment*                852        861        955        962         985
Interest expense          4,263      4,506      4,930      5,026       5,130
                     ---------- ---------- ---------- ----------  ----------
    Net interest
     income (tax
     equivalent)         24,934     24,766     24,193     23,753      23,789
Provision for loan
 losses                   2,312      2,850      1,950      8,784       3,600
                     ---------- ---------- ---------- ----------  ----------
    Net interest
     income after
     provision for
     loan losses         22,622     21,916     22,243     14,969      20,189
Non-interest income       7,979      7,971      7,176      9,056       5,217
Non-interest expense     21,162     21,290     20,721     24,382      22,669
                     ---------- ---------- ---------- ----------  ----------
Income (loss) before
 income tax expense       9,439      8,597      8,698       (357)      2,737
Income tax expense
 (tax equivalent)*        3,230      2,896      2,981        136         798
                     ---------- ---------- ---------- ----------  ----------
    Net income
     (loss)          $    6,209 $    5,701 $    5,717 $     (493) $    1,939
                     ========== ========== ========== ==========  ==========

(1) Does not reflect allowance for loan losses of $27,587, $27,787, $28,245,
    $27,917, and $29,385.
*   Tax exempt income assumed at a statutory 35% federal rate

                                     Three Months Ended
                -----------------------------------------------------------
                  06/30/12    03/31/12    12/31/11    09/30/11    06/30/11
                ----------- ----------- ----------- ----------- -----------
Performance
 Ratios
 (annualized)
Return on
 Average Assets        0.80%       0.73%       0.74%      -0.07%       0.27%
Return on
 Average Equity        5.65%       5.22%       5.26%      -0.45%       1.83%
Non-Interest
 Income to
 Average Assets        1.02%       1.02%       0.93%       1.21%       0.72%
Non-Interest
 Expense to
 Average Assets        2.72%       2.73%       2.68%       3.25%       3.12%
Operating
 Efficiency
 Adjusted (2)         65.53%      67.86%      67.80%      70.24%      70.99%
Analysis of Net
 Interest
 Income
Yield on Loans         5.01%       5.03%       5.13%       5.22%       5.41%
Yield on
 Investment
 Securities-
 Tax Equivalent        2.79%       2.81%       2.96%       2.81%       2.87%
Yield on
 Earning
 Assets- Tax
 Equivalent            4.20%       4.22%       4.26%       4.33%       4.50%
Cost of
 Deposits              0.22%       0.21%       0.23%       0.26%       0.29%
Cost of
 Borrowings            3.77%       3.52%       3.65%       3.69%       3.67%
Cost of
 Interest
 Bearing
 Liabilities           0.78%       0.84%       0.92%       0.98%       1.02%
Net Interest
 Rate Spread-
 Tax Equivalent
 Basis                 3.42%       3.38%       3.34%       3.35%       3.48%
Net Interest
 Margin- Tax
 Equivalent
 Basis                 3.59%       3.57%       3.54%       3.58%       3.70%
Capital
 Information
 Data
Tier 1 Leverage
 Ratio- Bank
 Only
 (Preliminary)         8.41%       8.30%       8.51%       8.14%       8.77%
Tier 1 Risk-
 Based Capital-
 Bank Only
 (Preliminary)      250,164     252,586     247,433     241,196     246,291
Total Risk-
 Based Capital-
 Bank Only
 (Preliminary)      274,751     277,512     273,967     265,307     271,483
Tangible
 Capital
 Consolidated
 (3)                278,549     274,837     272,515     265,644     263,209
Tangible
 Capital as a %
 of Tangible
 Assets
 Consolidated
 (3)                   9.33%       9.02%       9.34%       8.94%       9.37%
Shares
 Outstanding     37,899,007  37,899,007  37,883,008  37,864,008  38,005,866
Shares
 Repurchased
 during
 qrtr(open
 market)                  -           -           -     183,000      66,108
Basic weighted
 common shares
 outstanding     37,302,693  37,280,651  37,252,464  37,332,121  37,368,391
Diluted common
 shares
 outstanding     37,330,467  37,316,778  37,252,464  37,332,245  37,370,213
Basic (loss)
 earnings per
 common share   $      0.17 $      0.15 $      0.15 $     (0.01)$      0.05
Diluted (loss)
 earnings per
 common share          0.17        0.15        0.15       (0.01)       0.05
Dividends Paid
 per common
 share                 0.06        0.06        0.06        0.06        0.06
Book Value per
 common share         11.69       11.60       11.55       11.39       11.29
Tangible Book
 Value per
 common share
 (3)                   7.35        7.25        7.19        7.02        6.93
Asset Quality
 Measurements
Non-performing
 loans (NPLs):
 non-accrual    $    41,048 $    47,269 $    40,777 $    36,477 $    42,226
Non-performing
 loans (NPLs):
 still accruing       3,450       4,693       5,136       4,090       5,837
Other Real
 Estate Owned         7,292       5,828       5,625       5,391       5,184
Non-performing
 assets (NPAs)       51,790      57,790      51,538      45,958      53,247
Troubled Debt
 Restructures
 still accruing      12,110       7,939       8,543       9,326       7,447
Net Charge-offs       2,512       3,308       1,622      10,252       4,345
Net Charge-offs
 as % of
 average loans
 (annualized)          0.55%       0.74%       0.37%       2.41%       1.03%
NPLs as % of
 total loans           2.40%       2.89%       2.59%       2.38%       2.85%
NPAs as % of
 total assets          1.64%       1.80%       1.67%       1.46%       1.79%
Allowance for
 loan losses as
 % of NPLs               62%         53%         62%         69%         61%
Allowance for
 loan losses as
 % of total
 loans                 1.49%       1.54%       1.59%       1.64%       1.74%
Special mention
 loans               37,555      37,379      18,424      23,026      24,099
Substandard /
 doubtful loans      86,907      89,135      99,383      93,989     103,825
                ----------- ----------- ----------- ----------- -----------

(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis.
Moreover, most institutions, in calculating the the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.
(3) Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors.
The following table shows the reconciliation of tangible equity and the tangible equity ratio:

                  06/30/12    03/31/12    12/31/11    09/30/11    06/30/11
                ----------- ----------- ----------- ----------- -----------
Total Assets    $ 3,150,040 $ 3,210,871 $ 3,084,166 $ 3,137,402 $ 2,976,057
Goodwill and
 other
 amortizable
 intangibles       (164,579)   (164,862)   (165,167)   (165,490)   (165,828)
                ----------- ----------- ----------- ----------- -----------
Tangible Assets $ 2,985,461 $ 3,046,009 $ 2,918,999 $ 2,971,912 $ 2,810,229
                ----------- ----------- ----------- ----------- -----------
Stockholders'
 equity             443,128     439,699     437,682     431,134     429,037
Goodwill and
 other
 amortizable
 intangibles       (164,579)   (164,862)   (165,167)   (165,490)   (165,828)
                ----------- ----------- ----------- ----------- -----------
Tangible
 Stockholders'
 equity         $   278,549 $   274,837 $   272,515 $   265,644 $   263,209
                ----------- ----------- ----------- ----------- -----------
Outstanding
 Shares          37,899,007  37,899,007  37,883,008  37,864,008  38,005,866
Tangible
 capital as a %
 of tangible
 assets
 (consolidated)        9.33%       9.02%       9.34%       8.94%       9.37%
Tangible book
 value per
 share          $      7.35 $      7.25 $      7.19 $      7.02 $      6.93

PROVIDENT BANK CONTACT:
Stephen Masterson
EVP & Chief Financial Officer
845.369.8040

Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

T 845.369.8040
F 845.369.8255

www.providentbanking.com